UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12
Covad Communications Group, Inc.
(Name of Registrant as Specified in its Charter)
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Filed by Covad Communications Group, Inc.
Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company: Covad Communications Group, Inc.
Commission File No.: 001-32588
The following communication was distributed to employees of Covad Communications Group, Inc. on October 28, 2007.
Covad team,
Today we announced that Covad has agreed to be acquired by Platinum Equity. This announcement follows a period during which the management team, Covad’s Board of Directors, and I considered various strategic proposals and concluded that the Platinum offer best positions us for future success. I appreciate the patience and focus you have demonstrated during this time and I look forward to working with you as we prepare the company for the transition to new ownership. I realize that this announcement generates numerous questions regarding the future of our business and I will do my best to answer them. I am confident that this deal provides a bright future for our customers, our partners, and, most of all, for you, our employees. Once the acquisition is complete, Covad will become a private corporation, owned by a company with the desire and resources to support a sustained investment in the products and services that drive our success. This new status will improve our capital structure and preserve Covad’s legacy as an innovative and exciting place to work. I remind you all that Platinum is acquiring the total asset that is Covad — the network, the products, the systems, and, most importantly, the employees. Your skills and knowledge are highly valuable to Platinum. We will work closely with Platinum to provide answers to other questions that arise during the transition period and I intend to maintain the open lines of communication that we have always had. I invite you to see Compass or to speak with your manager if you have questions. Thank you again for your continued contributions to our current and future success.
Charlie Hoffman
Additional Information
In connection with the proposed merger, Covad will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Covad at the Securities and Exchange Commission’s Web site at http://www.sec.gov.
The proxy statement and such other documents may also be obtained free of charge from Covad by directing such request to Covad Communications Group Inc., 110 Rio Robles, San Jose, CA Attention: Investor Relations; Telephone: 408-434-2130.
Covad and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of these individuals in the solicitation is set forth in Covad’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and will be provided in the proxy statement relating to the merger when it becomes available.